Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS IMPROVED FINANCIAL RESULTS

WITH THIRD QUARTER NET SALES UP 25% AND NET INCOME UP 88%

Newport Beach, CA – November 8, 2021 – American Vanguard Corporation (NYSE:AVD) today announced financial results for the third quarter and nine months ended September 30, 2021.

Financial Highlights Fiscal 2021 Third Quarter – versus Fiscal 2020 Third Quarter

•	Net sales up 25% to $147 million in 2021, as compared with $117 million in 2020

•	Net income up 88% to $5.5 million in 2021, as compared with $2.9 million in 2020

•	Earnings per diluted share of $0.18 in 2021, as compared with $0.10 in 2020

•	EBITDA[1] up 47% to $15.3 million in 2021, as compared with $10.4 million in 2020

Financial Highlights Fiscal 2021 Nine Months – versus Fiscal 2020 Nine Months

•	Net sales up 25% to $398 million in 2021, as compared with $318 million in 2020

•	Net income up 87% to $13.7 million in 2021, as compared with $7.3 million in 2020

•	Earnings per diluted share of $0.45 in 2021, as compared with $0.25 in 2020

•	EBITDA up 37% to $42.0 million in 2021, as compared to $30.5 million in 2020

Eric Wintemute, Chairman and CEO of American Vanguard, commented: “We achieved strong third quarter results and continued performance improvement over the first three quarters of 2021. Strong crop commodity prices, favorable weather and pest pressure have fueled significant growth of our US crop sales, particularly in the Midwest and the South. Mosquito mitigation driven by tropical storm activity, commercial pest control, lawn and garden demand and our consumer pest collaboration with Proctor & Gamble’s Zevo® brand have grown this year’s US Non-Crop business. Internationally, our success in Central America, Brazil, Australia and elsewhere has resulted in expanded revenues and enhanced profitability.”

Mr. Wintemute continued, “Our year-to-date performance exceeds our prior guidance with net sales increasing at a 25% rate and a more significant gain of 87% in net income and earnings per share. We have achieved these results in spite of pandemic conditions and delays in the global supply chain. Through the balance of the year, we expect strong sales, efficient manufacturing performance and earnings in excess of those posted last year. From a balance sheet perspective, we are on track with both inventory management and debt reduction as we head towards the end of the year.”

[1]

Earnings before interest, taxes, depreciation, and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, operating income or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.

Mr. Wintemute concluded, “We continue to pursue strategic growth initiatives in technology development, with particular emphasis on Green Solutions and Precision Application technologies. We look forward to providing details on our overall performance, industry outlook and innovation initiatives in our upcoming quarterly conference call.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Monday, November 8, 2021. Interested parties may participate in the call by dialing (201) 493-6744 – please dial in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati (212) 836-9611
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$16,718	$15,923
Receivables:
Trade, net of allowance for doubtful accounts of $4,381 and $3,297, respectively	167,731	130,029
Other	11,384	8,444

Total receivables, net	179,115	138,473
Inventories, net	166,973	163,784
Prepaid expenses	12,491	10,499
Income taxes receivable	1,036	3,046

Total current assets	376,333	331,725
Property, plant and equipment, net	66,501	65,382
Operating lease right-of-use assets	26,080	12,198
Intangible assets, net of amortization	201,078	197,514
Goodwill	46,616	52,108
Other assets	15,595	18,602
Deferred income tax assets, net	3,669	2,764

Total assets	$735,872	$680,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other liabilities	$1,633	$2,647
Accounts payable	66,082	59,253
Deferred revenue	5,510	43,611
Accrued program costs	79,355	45,441
Accrued expenses and other payables	20,726	16,184
Operating lease liabilities, current	5,015	4,188

Total current liabilities	178,321	171,324
Long-term debt, net of deferred loan fees	136,328	107,442
Operating lease liabilities, long-term	21,415	8,177
Other liabilities, excluding current installments	7,213	9,054
Deferred income tax liabilities, net	24,254	23,560

Total liabilities	367,531	319,557

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 34,272,665 shares at September 30, 2021 and 33,922,433 shares at December 31, 2020	3,428	3,394
Additional paid-in capital	99,917	96,642
Accumulated other comprehensive loss	(12,370)	(9,322)
Retained earnings	300,105	288,182

	391,080	378,896
Less treasury stock at cost, 3,361,040 shares at September 30, 2021 and 3,061,040 shares at December 31, 2020	(22,739)	(18,160)

Total stockholders’ equity	368,341	360,736

Total liabilities and stockholders’ equity	$735,872	$680,293

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$147,298	$117,439	$398,063	$317,956
Cost of sales	(90,234)	(74,174)	(243,729)	(196,004)

Gross profit	57,064	43,265	154,334	121,952
Operating expenses	(48,410)	(39,039)	(132,934)	(109,163)
Adjustment to bargain purchase gain on business acquisition	292	—	171	—

Operating income	8,946	4,226	21,571	12,789
Change in value of equity investments, net	(668)	257	103	281
Other income	—	—	672	—
Interest expense, net	(962)	(1,022)	(2,921)	(3,804)

Income before provision for income taxes and loss on equity method investment	7,316	3,461	19,425	9,266
Income tax expense	(1,517)	(492)	(5,324)	(1,852)

Income before loss on equity method investment	5,799	2,969	14,101	7,414
Loss from equity method investment	(301)	(42)	(388)	(80)

Net income	$5,498	$2,927	$13,713	$7,334

Earnings per common share—basic	$.18	$.10	$.46	$.25

Earnings per common share—assuming dilution	$.18	$.10	$.45	$.25

Weighted average shares outstanding—basic	29,892	29,501	29,854	29,401

Weighted average shares outstanding—assuming dilution	30,390	29,973	30,470	29,926

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,
	2021	2020	Change	% Change
Net sales:
U.S. crop	$66,722	$48,361	$18,361	38%
U.S. non-crop	21,622	18,251	3,371	18%

U.S. total	88,344	66,612	21,732	33%
International	58,954	50,827	8,127	16%

Net sales:	$147,298	$117,439	$29,859	25%

Gross profit:
U.S. crop	$30,237	$20,146	$10,091	50%
U.S. non-crop	8,882	8,758	124	1%

U.S. total	39,119	28,904	10,215	35%
International	17,945	14,361	3,584	25%

Total gross profit:	$57,064	$43,265	$13,799	32%

	For the Nine Months Ended September 30,
	2021	2020	Change	% Change
Net sales:
U.S. crop	$184,052	$148,630	$35,422	24%
U.S. non-crop	60,563	37,881	22,682	60%

U.S. total	244,615	186,511	58,104	31%
International	153,448	131,445	22,003	17%

Net sales:	$398,063	$317,956	$80,107	25%

Gross profit:
U.S. crop	$78,313	$68,119	$10,194	15%
U.S. non-crop	28,047	18,535	9,512	51%

U.S. total	106,360	86,654	19,706	23%
International	47,974	35,298	12,676	36%

Total gross profit:	$154,334	$121,952	$32,382	27%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	For the Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$13,713	$7,334
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	17,045	14,584
Amortization of other long-term assets	2,981	2,966
Accretion of discounted liabilities	(10)	9
Amortization of deferred loan fees	294	219
Provision for bad debts	1,202	777
Loan principal and interest forgiveness	(672)	—
Adjustment to contingent consideration	520	—
Stock-based compensation	5,309	3,776
Decrease in deferred income taxes	(560)	(1,757)
Change in value of equity investments, net	(103)	(281)
Net foreign currency adjustments	(330)	(711)
Loss from equity method investment	388	80
Adjustment to bargain purchase gain on business acquisition	(171)	—
Changes in assets and liabilities associated with operations:
Increase in net receivables	(42,979)	(5,089)
Increase in inventories	(4,325)	(16,941)
Increase in prepaid expenses and other assets	(2,194)	(532)
Decrease in income tax receivable	2,031	873
Increase in net operating lease liability	183	14
Increase (decrease) in accounts payable	7,769	(1,759)
Decrease in deferred revenue	(38,272)	(1,079)
Increase in accrued program costs	33,982	20,058
Increase (decrease) in other payables and accrued expenses	4,025	(2,117)

Net cash (used in) provided by operating activities	(174)	20,424

Cash flows from investing activities:
Capital expenditures	(7,963)	(8,988)
Acquisition of product line	(10,000)	—
Intangible assets	(285)	(3,942)
Investments	(183)	(1,190)

Net cash used in investing activities	(18,431)	(14,120)

Cash flows from financing activities:
Net borrowings under line of credit agreement	28,592	377
Payment of contingent consideration	(250)	(1,227)
Net payments from the issuance of common stock (sale of stock under ESPP, exercise of stock options, and shares purchased for tax withholding)	(2,000)	(1,064)
Repurchase of common stock	(4,579)	—
Payment of cash dividends	(1,789)	(1,168)

Net cash provided by (used in) financing activities	19,974	(3,082)

Net increase in cash and cash equivalents	1,369	3,222
Effect of exchange rate changes on cash and cash equivalents	(574)	(222)
Cash and cash equivalents at beginning of period	15,923	6,581

Cash and cash equivalents at end of period	$16,718	$9,581

Supplemental cash flow information:
Cash paid during the period for:
Interest	$2,839	$3,960
Income taxes, net	$3,836	$2,868
Non-cash transactions:
ROU assets exchanged for lease liabilities	$17,872	$4,895
Cash dividends declared and included in accrued expenses	$594	$—

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA

For the three- and nine-months September 30, 2021 and 2020

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income attributable to American Vanguard, as reported	$5,498	$2,927	$13,713	$7,334
Provision for income taxes	1,517	492	5,324	1,852
Interest expense, net	962	1,022	2,921	3,804
Depreciation and amortization	7,285	5,920	20,026	17,550

EBITDA[2]	$15,262	$10,361	$41,984	$30,540

[2]

Earnings before interest, taxes, depreciation and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.